Exhibit 1.1
Cerebras Systems Inc.
[●] Shares
Class A Common Stock
($0.00001 par value per share)
Underwriting Agreement
New York, New York
[●], 2026
Morgan Stanley & Co. LLC
Citigroup Global Markets Inc.
Barclays Capital Inc.
As Representatives of the several Underwriters,
c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
Cerebras Systems Inc., a corporation incorporated under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom Morgan Stanley & Co. LLC (“Morgan Stanley”), Citigroup Global Markets Inc., and Barclays Capital Inc. (the “Representatives”) are acting as representatives, [●] shares of Class A common stock, $0.00001 par value per share (“Class A Common Stock”), of the Company (the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to [●] additional shares of Common Stock solely to cover over-allotments, if any (the “Option Securities;” the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this underwriting agreement (this “Agreement”) shall include the feminine and masculine wherever appropriate. The shares of Class B common stock, par value $0.00001 per share, of the

Company are herein referred to as “Class B Common Stock,” and the shares of Class N common stock, par value $0.00001 per share, of the Company are herein referred to as “Class N Common Stock.” The Class A Common Stock, Class B Common Stock, and Class N Common Stock are collectively referred to herein as “Common Stock.”
Morgan Stanley has agreed to reserve a portion of the Underwritten Securities to be purchased by it under this Agreement for sale to certain persons identified by the Company’s management and certain long-tenured employees (collectively, “Participants”), as set forth in each of the Disclosure Package and the Prospectus under the heading “Underwriters—Directed Share Program” (the “Directed Share Program”). The Securities to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program, at the direction of the Company, are referred to hereinafter as the “Directed Shares.” Any Directed Shares not orally confirmed for purchase by any Participant by 7:00 a.m. Eastern Time on the business day after this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.
As used in this Agreement, the “Registration Statement” means the registration statement referred to in Section 1(a) herein, including the exhibits, schedules and financial statements and any prospectus supplement relating to the Securities that is filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and deemed part of such registration statement pursuant to Rule 430A under the Securities Act (“Rule 430A”), as amended at the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), and, in the event any post-effective amendment thereto or any registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”) becomes effective prior to the Closing Date (as defined in Section 3 herein), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be; the “Effective Date” means each date and time that the Registration Statement, any post-effective amendment or amendments thereto or any Rule 462(b) Registration Statement became or becomes effective; the “Preliminary Prospectus” means any preliminary prospectus referred to in Section 1(a) herein and any preliminary prospectus included in the Registration Statement at the Effective Date that omits information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A (the “Rule 430A Information”); and the “Prospectus” means the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) after the Execution Time.
As used in this Agreement, the “Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities; (ii) any issuer free writing prospectus, as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”), identified in Schedule II hereto; (iii) any other free writing prospectus, as defined in Rule 405 under the Securities Act (a “Free Writing Prospectus”), that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package; and (iv) the pricing information set forth in Schedule II hereto.

1.    Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.
(a)    The Company has prepared and filed with the SEC a registration statement (file number 333-295145) on Form S-1, including a related preliminary prospectus, for the registration of the offering and sale of the Securities under the Securities Act. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to the Representatives. The Company will file with the SEC a final prospectus relating to the Securities in accordance with Rule 424(b) after the Execution Time. As filed, such final prospectus shall contain all information required by the Securities Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised the Representatives, prior to the Execution Time, will be included or made therein.
(b)    On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information (as defined in Section 8(b) herein).
(c)    (i) The Disclosure Package, (ii) each electronic road show, when taken together as a whole with the Disclosure Package, and (iii) any individual Written Testing-the-Waters Communication (as defined below), when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with the Underwriter Information.
(d)    (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act (“Rule 405”)), without taking account of any determination by the SEC pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
(e)    From the time of initial confidential submission of the Registration Statement to the SEC (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.
(f)    The Company (i) has not alone engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.
(g)    Any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the SEC in accordance with the requirements of the Securities Act and the applicable rules and regulations of the SEC thereunder. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the SEC thereunder. Except for the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any Free Writing Prospectus. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information.
(h)    Each of the Company and its subsidiaries (i) has been duly incorporated or organized and is validly existing as a corporation or other business entity, as applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or other organizational power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus; and (ii) is duly qualified to do business as a foreign corporation or other business entity and is in good standing under the laws of each jurisdiction which requires such qualification, except in the case of this clause (ii), to the extent it would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; as used in this Agreement, “Material Adverse Effect” shall mean a change or effect that would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.
(i)    All the outstanding shares of capital stock of the Company and each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.
(j)    The Company has an authorized capitalization as set forth under the heading “Capitalization” and the other information set forth under the heading “Capitalization” in the Registration Statement and the Prospectus (and any similar section or information contained in the Disclosure Package) is true and correct in all material respects. All of the Securities conform to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus. Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, the Company has not: (i) issued any securities (other than grants or exercises of equity-based awards pursuant to the Company’s equity incentive and employee benefit plans described in the Registration Statement, the Disclosure Package and the Prospectus); (ii) incurred any material liability or obligation, direct or contingent, for borrowed money; or (iii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.
(k)    There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Preliminary Prospectus and the Prospectus under the headings “Material U.S. Federal Income Tax Consequences to Non-U.S.

Holders,” “Business –Government Regulations,” “Business–Legal Proceedings,” “Description of Capital Stock” and “Certain Relationships and Related Party Transactions” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
(l)    This Agreement has been duly authorized, executed and delivered by the Company.
(m)    The Securities to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Securities will not be subject to any preemptive or similar rights that have not been validly waived or satisfied.
(n)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the prospects, earnings, business, or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, from that set forth in the Disclosure Package.
(o)    The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.
(p)    No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except (i) such as have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus; and (ii) such has have been obtained under the laws and regulations of jurisdictions outside the United States in which the Directed Shares were offered.
(q)    The Registration Statement, the Prospectus, the Disclosure Package, and any Preliminary Prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Disclosure Package, or any Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.
(r)    The Company has not offered, or caused Morgan Stanley or any Morgan Stanley Entity (as defined in Section 9 herein) to offer, Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.
(s)    Neither the issuance and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms herein will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or bylaws (or comparable organizational and governing documents) of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of the preceding clauses (ii) and (iii), a conflict, breach, violation or imposition that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(t)    No holders of securities of the Company have rights to the registration of such securities under the Registration Statement except as have been validly waived, and the holders of outstanding shares of capital stock of the Company are not entitled to statutory preemptive or other similar contractual rights to subscribe for the Securities.
(u)    The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Summary Consolidated Financial Data” in the Preliminary Prospectus, the Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein. All disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” comply in all material respects with Regulation G of the Securities and Exchange Act 1934, as amended (the “Exchange Act”), and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the Disclosure Package or the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the

Registration Statement, the Disclosure Package or the Prospectus that are not included as required.
(v)    No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that individually or in the aggregate (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect. There are no current or pending legal, governmental, administrative or regulatory investigations, actions, suits, claims or proceedings that are required under the Securities Act to be described in the Disclosure Package or the Prospectus that are not so described in the Disclosure Package or the Prospectus. There are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Disclosure Package or the Prospectus.
(w)    The Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations in all material respects as presently conducted.
(x)    Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws (or comparable organizational and governing documents); (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable; except in the case of the preceding clauses (ii) and (iii), a conflict, breach, violation or imposition that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(y)    Each of (i) BDO USA, P.C. and (ii) KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, is (or was at the time of service) an independent public accountant with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.
(z)    No stamp duties or other issuance or transfer taxes are payable by or on behalf of the Underwriters in the United States or any political subdivision or taxing authority thereof solely in connection with (i) the execution, delivery and performance of this Agreement, (ii) the issuance and delivery of the Securities in the manner contemplated by this Agreement and the Prospectus, or (iii) the sale and delivery by the Underwriters of the Securities as contemplated herein and in the Prospectus.
(aa)    The Company and each of its subsidiaries have filed all tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto)) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them in respect of taxes, to the extent that any of the foregoing is due and payable, except for any such tax or other assessment, fine or penalty that is currently being contested in good faith or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
(bb)    No material labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(cc)    The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are collectively engaged, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
(dd)    No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
(ee)    The Company and its subsidiaries possess all material licenses (including material export licenses), certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses as currently conducted, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
(ff)    Except as set forth in or contemplated in the Disclosure Package and the Prospectus, the Company and each of its subsidiaries maintain a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.
(gg)    To the extent required by applicable law, the Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.
(hh)    The Company has not taken, directly or indirectly, without giving effect to the activities by the Underwriters, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(ii)    The Company and its subsidiaries are (i) in material compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto). Neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
(jj)    In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
(kk)    None of the following events has occurred or exists that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries. None of the following events has occurred or is reasonably likely to occur that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (A) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (B) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (C) any event or condition giving rise to a liability under Title IV of ERISA; or (D) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment. For purposes of this Section 1(kk), the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.
(ll)    There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection thereunder (the “Sarbanes-Oxley Act”) that are effective and applicable to the Company as of the date hereof, including Section 402 relating to loans.
(mm)    Neither the Company nor any of its subsidiaries or controlled affiliates, nor any director or officer thereof, nor, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts, or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Company or its subsidiaries or controlled affiliates, or to otherwise secure any improper advantage, or to any person in violation of (i) the U.S. Foreign Corrupt Practices Act of 1977; (ii) the UK Bribery Act 2010; or (iii) any other applicable law, regulation, order, decree, or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”).
(nn)    The operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020 (collectively, the “Anti-Money Laundering Laws”).
(oo)     (i) Neither the Company nor any of its subsidiaries, nor any director or officer thereof, nor, to the Company’s knowledge, any employee, agent, affiliate, or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is 50% or more owned or controlled by one or more Persons that are:
(A)    (1) the subject of any economic or financial sanctions administered or enforced by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”) or (2) in violation of “Export Controls” (meaning all export control laws and regulations administered or enforced by (X) the United States Government (including by the U.S.

Department of Commerce or the U.S. Department of State), including the Arms Export Control Act (22 U.S.C. § 2778), the Export Control Reform Act of 2018 (50 U.S.C. §§ 4801-4861), the International Traffic in Arms Regulations (22 C.F.R. Parts 120–130), and the Export Administration Regulations (15 C.F.R. Parts 730-774); and (Y) any other relevant governmental authority, including (to the extent applicable) EU Regulation 2021/821 (as amended), the Export Control Order 2008, or any other applicable export control legislation or regulation); or
(B)    located, organized, or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, and North Korea).
(ii)    The Company and each of its subsidiaries (A) have not, since the more recent of April 24, 2019 or 10 years prior to the date of the Agreement, engaged in; (B) are not now engaged in; and (C) will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions or Export Controls (in violation of such Export Controls).
(pp)    The Company will not, directly or knowingly indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(i)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions or Export Controls;
(ii)    to fund or facilitate any money laundering or terrorist financing activities; or
(iii)    in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, Sanctions, or Export Controls by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor, or otherwise).
(qq)    The Company and its subsidiaries have conducted, and will conduct their businesses in compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and Export Controls, and no investigation, inquiry, action, suit, or proceeding by or before any court or governmental agency, authority, or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions or Export Controls is pending or, to the knowledge of the Company, threatened. The Company and its subsidiaries and controlled affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, Export Controls, and with the representations and warranties contained herein.
(rr)    Each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act), if any, of the Company has been listed in Exhibit 21.1 to the Registration Statement.
(ss)    The Company and each of its subsidiaries do not own any real property. Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), the Company and each of its subsidiaries have good and marketable title to all personal property owned by them (other than with respect to Intellectual Property, title to which is addressed exclusively in Section 1(tt) herein) which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.
(tt)    (i) The Company and its subsidiaries own, possess, license or have other adequate, valid and enforceable rights to use, on commercially reasonable terms, all patents, trade and service marks, trade names, service names, trade dress, domain names, social media identifiers and accounts, copyrights, software (including artificial intelligence (“AI”) systems, tools and related technology), licenses, inventions, trade secrets, technology, know-how (including all unpatented and/or unpatentable proprietary or confidential information, systems or procedures), and all other intellectual property or similar proprietary or industrial rights in any and all applicable jurisdictions throughout the world (including all registrations and applications for registration of, and all goodwill associated with, any of the foregoing) (collectively, the “Intellectual Property”) used in, or otherwise reasonably necessary for the conduct of, their respective businesses as now conducted by them and they can readily obtain such rights, on commercially reasonable terms, with respect to their respective businesses as proposed in the Disclosure Package and Prospectus to be conducted by them, except where the failure to own or possess or otherwise be able to acquire such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) there are no rights of third parties in or to any such Intellectual Property owned by the Company or any of its subsidiaries; (iii) to the Company’s knowledge, there is and has been no material infringement, misappropriation or other violation by third parties of any Intellectual Property owned by or, to the knowledge of the Company, exclusively licensed to the Company or any of its subsidiaries; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging in writing the Company’s ownership of or rights in or to any such Intellectual Property, as applicable; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging in writing the validity, enforceability, or scope of any such Intellectual Property; (vi) the Company’s and its subsidiaries’ conduct of their respective businesses has not infringed, misappropriated or otherwise violated any Intellectual Property of any third party in any material respect, and the conduct of their respective businesses as now conducted by them does not, infringe, misappropriate or otherwise violate any Intellectual Property, other than as would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (vii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others alleging in writing that the Company or its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, which infringement, misappropriation or other violation, that would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (viii) all Intellectual Property owned by or, to the Company’s knowledge, licensed to the Company or its subsidiaries is subsisting and, to the Company’s knowledge, valid and enforceable; (ix) the Company and its subsidiaries take and have taken reasonable steps in accordance with customary practices of the industries in which the Company and its subsidiaries operate to maintain the confidentiality of all Intellectual Property of the Company or any of its subsidiaries the value of which is contingent upon maintaining the confidentiality thereof, and, to the Company’s knowledge, no such Intellectual Property has been disclosed other than as required by law or pursuant to written confidentiality agreements or other written confidentiality obligations (or comparable obligations of confidentiality) that protect all such Intellectual Property; and (x) all employees and contractors engaged in the development of material Intellectual Property by or on behalf of the Company or any subsidiary of the Company have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to all such Intellectual Property to the Company or the applicable subsidiary and, to the knowledge of the Company, no such agreement has been breached or violated in any material respect.
(uu)    The statements contained in the Preliminary Prospectus and the Prospectus under the captions “Risk Factors—Risks Related to IT Systems, Cybersecurity, and Intellectual Property” and “Business—Intellectual Property,” insofar as such statements summarize legal matters, agreements, documents, or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
(vv)    The Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter; and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.
(ww)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries have established, maintained and presently maintain commercially reasonable technical, physical and organizational measures, controls, policies and procedures designed to maintain and protect the integrity, continuous operation, redundancy and security of the Company’s or its subsidiaries’ information technology assets, computer systems, networks, hardware, software, websites, applications, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third-party data maintained, processed or stored by the Company or any of its subsidiaries, and any such data processed or stored by third parties on behalf of the Company or any of its subsidiaries), equipment or technology (collectively, the “IT Systems and Data”) in compliance with all data security, information technology, cybersecurity and data protection requirements under all applicable laws, statutes, regulations, and industry standards; (ii) neither the Company nor any of its subsidiaries have experienced any breach of security, destruction, loss, unauthorized or unlawful access, disclosure, distribution, use, disablement, misappropriation, modification, or other compromise or misuse (“Breach”) of or relating to the Company’s or its subsidiaries’ IT Systems and Data; (iii) neither the Company nor its subsidiaries have received written notification of any Breach of their IT Systems and Data; and (iv) the Company’s and its subsidiaries’ IT Systems and Data are (A) adequate for, and operate and perform as required in connection with, the operation of their respective businesses as now conducted by them and (B) free and clear of any and all errors and defects, including any and all Trojan horses, time bombs, back doors, drop dead devices, malware and other corruptants, including software or hardware components that are designed to permit unauthorized access to or disrupt, damage or erase any of the IT Systems and Data.
(xx)    (i) The Company and its subsidiaries have complied, and are presently in compliance, in all respects with all applicable laws and statutes and all judgments, orders, rules, and regulations of any court or arbitrator or governmental body or regulatory authority, external policies, binding industry standards and contractual obligations, each as they relate to (A) the collection, use, transfer, import, export, storage, protection, disposal, disclosure or other processing by or on behalf of the Company or any of its subsidiaries of personal information, personally identifiable information, sensitive information, or similar term defined under applicable law, confidential or regulated data or information; (B) the privacy and security of IT Systems and Data; and (C) the protection of the Company’s and its subsidiaries’ IT Systems and Data from any Breach (collectively, the “Privacy Obligations”), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) the Company and its subsidiaries have not received any written notification of, or written complaint regarding, and are unaware of any other facts that, individually or in the aggregate, would reasonably indicate any material non-compliance with any Privacy Obligation; and (iii) there is no written claim, action, suit or proceeding by or before any court or governmental body, authority or body pending or, to the Company’s knowledge, threatened alleging any material non-compliance with any Privacy Obligation by the Company or any of its subsidiaries, nor is the Company aware of any written notice of investigation by any governmental body relating to the Company’s or its subsidiaries’ compliance with any Privacy Obligation.

(yy)    The Company and each of its subsidiaries use and have used any and all software distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with the license terms applicable to such Open Source Software, except where a failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (i) the Company or any of its subsidiaries to permit any reverse engineering of any software, code or other technology owned by the Company or any of its subsidiaries; or (ii) any software, code or other technology owned by the Company or any of its subsidiaries to be (A) disclosed or distributed in source code form; (B) licensed for the purpose of making derivative works or (C) redistributed at no charge, provided, however, in the case of each of (i) and (ii) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(zz)    The holders of shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock that have not delivered executed Lock-up Agreements (as described in Section 6(m) herein) to the Representatives as of the date hereof are bound by market standoff provisions with the Company pursuant to which such holders have agreed not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of such holder’s securities during the Restricted Period (as defined below) without the consent of the Company (“Market Standoff Provisions”) that are enforceable by the Company. Each such Market Standoff Provision is in full force and effect as of the date hereof and shall remain in full force and effect during the Restricted Period, except that this provision shall not prevent the Company from effecting such a waiver or amendment to permit a transfer of securities which would be permissible if such securities were subject to the terms of the Lock-up Agreement in the form attached as Exhibit A hereto (the “Lock-up Agreement”).
(aaa)    Neither the Company nor any of its subsidiaries is or shall become a “covered foreign person,” as that term is used in the regulations administered and enforced by the U.S. Treasury Department under U.S. Executive Order 14105 and codified at 31 C.F.R. § 850.101 et seq. (the “Outbound Investment Rules”). Neither the Company nor any of its subsidiaries currently engages, directly or indirectly, in (i) a “covered activity” or a “covered transaction,” as each such term is defined in the Outbound Investment Rules; (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction,” as each such term is defined in the Outbound Investment Rules, if the Company were a “U.S. Person” (as defined below); or (iii) any other activity that would cause any Underwriter or any of its affiliates to be in violation of the Outbound Investment Rules or cause any Underwriter to be legally prohibited by the Outbound Investment Rules from performing under this Agreement. For purposes of this Agreement, a “U.S. Person” means any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States.
Any certificate signed by any officer of the Company on its behalf and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company (and not the individual signor), as to matters covered thereby, to each Underwriter.
2.    Purchase and Sale.
(a)    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[●] per share (the “Purchase Price”), the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto. The Company is further advised by the Representatives that the Securities are to be offered to the public initially at $[●] a share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[●] a share under the Public Offering Price.
(b)    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [●] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional shares.
3.    Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) above shall have been exercised on or before the Business Day immediately preceding the Closing Date) shall be made at 10:00 a.m., New York City time, on [●], 2026, or at such time on such later date not more than five Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 herein (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). As used herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City. Delivery of the

Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
If the option provided for in Section 2(b) above is exercised after the Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives on the date specified by the Representatives (the “Option Closing Date,” which shall be within two Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 herein.
4.    Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.
5.    Agreements.
(i)     The Company agrees with the several Underwriters that:
(a)    Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the SEC pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the SEC; (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective; (iii) of any request by the SEC or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information; (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose; and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.
(b)    If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as the Representatives may reasonably request.
(c)    If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (“Rule 172”)), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the SEC, subject to the second sentence of Section 5(i)(a) above, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the Representatives in such quantities as the Representatives may reasonably request.
(d)    As soon as practicable, the Company will make generally available (which may be satisfied by filing with the SEC on its Electronic Data Gathering Analysis and Retrieval System) to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.
(e)    The Company will furnish to each Underwriter and counsel for the Underwriters electronic copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering subject to Section 5(i)(j) herein.
(f)    The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
(g)    The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company) directly or indirectly, including the filing or confidential submission (or participation in the filing or confidential submission) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period ending on the earlier of (i)  6:00 a.m. Eastern Time of trading on the second full trading day following the Company’s release of earnings (which for this purpose and shall not include “flash” numbers or preliminary, partial earnings) for the quarterly period ending September 30, 2026; and (ii) 180 days after the date of this Agreement (the “Restricted Period”). The restrictions in the foregoing sentence shall not apply to (i) the sale and issuance of the Securities to be sold hereunder, (ii) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or the settlement of restricted stock units, as described in each of the Preliminary Prospectus and Prospectus, (iii) grants of stock options, stock awards, restricted stock, restricted stock units, or other equity awards and the issuance of Common Stock or securities convertible into or exercisable for Common Stock (whether upon the exercise of stock options or otherwise) to employees, officers, directors, advisors, or consultants of the Company pursuant to the terms of an equity incentive plan or employee benefit plan in effect as of the Closing Date and described in the Registration Statement, the Preliminary Prospectus, and the Prospectus; provided that all recipients of any such grants, stock awards, restricted stock, restricted stock units, or other equity awards shall execute and deliver to the Representatives a Lock-up Agreement covering the remainder of the Restricted Period, subject to any earlier release as provided in such Lock-up Agreement to the extent the securities held by such person are not otherwise bound by a market standoff agreement that is at least as restrictive as the terms contained in the

Lock-up Agreement, (iv) facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Class A Common Stock; provided that (A) such plan does not provide for the transfer of Class A Common Stock during the Restricted Period (except as otherwise permitted under the Lock-up Agreement) and (B) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Class A Common Stock may be made under such plan during the Restricted Period (except as otherwise permitted under the Lock-up Agreement), (v) the sale or issuance of or entry into an agreement to sell or issue Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock in connection with one or more mergers, acquisitions of securities, businesses, property or other assets, products or technologies, joint ventures, commercial relationships, or other strategic corporate transactions or alliances; provided that the aggregate amount of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (on an as-converted, as-exercised, or as-exchanged basis) that the Company may sell or issue or agree to sell or issue pursuant to this clause (v) shall not exceed 10% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement, and provided, further, that each recipient of such Common Stock or securities convertible into or exercisable or exchangeable for Common Stock pursuant to this clause (v) shall execute and deliver to the Representatives a Lock-up Agreement covering the remainder of the Restricted Period subject to any earlier release as provided in such Lock-up Agreement to the extent the securities held by such person are not otherwise bound by a market standoff agreement that is at least as restrictive as the terms contained in the Lock-up Agreement, (vi) the sale or issuance of warrants to purchase shares of Class N Common Stock in connection with commercial transactions; provided that each recipient of such warrants pursuant to this clause (vi)shall execute and deliver to the Representatives a Lock-up Agreement covering the remainder of the Restricted Period, (vii) the issuance by the Company of shares of Class A Common Stock upon conversion of shares of Class B Common Stock or Class N Common Stock, or (viii) the filing of one or more registration statements on Form S-8 for the registration of shares of Class A Common Stock issued pursuant to the Company’s equity incentive and employee benefit plans described in the Prospectus.
In addition, during the Restricted Period, the Company agrees to (A) enforce the Market Standoff Provisions and any similar transfer restrictions contained in any agreement between the Company and any of its securityholders, including, without limitation, through the issuance of stop transfer instructions to the Company’s transfer agent with respect to any transaction that would constitute a breach of, or default under, the transfer restrictions, provided, however, this provision shall not prevent the Company from effecting such a waiver or amendment to permit a transfer of securities that would be permissible under the terms of the Lock-up Agreement; and (B) not amend or waive any such transfer restrictions with respect to any such holder without the prior written consent of the Representatives.

(h)    If the Representatives agree to release or waive the restrictions set forth in the Lock-up Agreement for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service (as referred to in FINRA Rule 5131(d)(2)(B)) or any other method permitted by FINRA Rule 5131) at least two Business Days before the effective date of the release or waiver. For this avoidance of doubt, this Section 5(i)(h) shall not apply to any automatic stock price-based early release contained in the Lock-up Agreement, which is described in the Disclosure Package and Prospectus.
(i)    The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(j)    The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the SEC of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities by the Company to the Underwriters (and not including any stamp or transfer taxes in connection with any subsequent sales by the Underwriters); (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq Global Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities (not including the Underwriters and their representatives), and 50% of the cost of any chartered plane, jet, private aircraft, other aircraft or ground transportation chartered in connection with such presentations; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes, and duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder; provided, however, that the amount payable by the Company with respect to the disbursements for counsel for the Underwriters incurred pursuant to the preceding clause (vii) shall not exceed an aggregate of $50,000; provided further, that the amount payable by the Company with respect to the disbursements for counsel for the Underwriters incurred pursuant to the preceding clause (x) shall not exceed an aggregate of $30,000.
(k)    The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “Free Writing Prospectus” (as defined in Rule 405) required to be filed by the Company with the SEC or retained by the Company under Rule 433 under the Securities Act (“Rule 433”); provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus; and (ii) it has complied and will comply, as the case may be, with the requirements of Rule 164 under the Securities Act (“Rule 164”) and Rule 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.
(l)    The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Securities Act; and (ii) completion of the Restricted Period referred to in Section 5(i)(g) herein.
(m)    If at any time following the distribution of any Written Testing-the-Waters Communication authorized by the Company, any event occurs as a result of which such Written Testing-the-Waters Communication authorized by the Company would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) if requested by the Representatives, amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) if requested by the Representatives, supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.
(n)    To comply with all applicable securities and other laws, rules, and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.
6.    Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date, and any settlement date pursuant to Section 3 herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:
(a)    The Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.
(b)    The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
(c)    There shall not have occurred any change, or any development involving a prospective change, in the condition, financial, or otherwise, or in the earnings, business, or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Disclosure Package that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Disclosure Package.
(d)    The Company shall have requested and caused Latham & Watkins LLP, counsel for the Company, to have furnished to the Representatives its opinion letters and negative assurance letter, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.
(e)    The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion letter and negative assurance letter, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)    The Company shall have furnished to the Representatives a certificate of the Company, signed by any two of (i) the Chairman of the Board; (ii) the Chief Executive Officer; (iii) the Chief Financial Officer; or (iv) the General Counsel of the Company, dated the Closing Date, to the effect that the signatories of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:
(A)    the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
(B)    no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
(C)    since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
(g)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate signed on behalf of the Company by the Chief Financial Officer of the Company, dated the date hereof or the Closing Date, as the case may be, with respect to certain financial and accounting information in the Registration Statement, the Disclosure Package, and the Prospectus, in form and substance reasonably satisfactory to the Representatives.
(h)    The Company shall have requested and caused each of (i) BDO USA, P.C. and (ii) KPMG LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, comfort letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than two business days prior to the date hereof.
(i)    Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in Section 6(f)

above; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in the preceding clause (i) or (ii) above, is, in the reasonable judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
(j)    Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
(k)    Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
(l)    The Securities shall have been listed and admitted and authorized for trading on Nasdaq Global Market, and satisfactory evidence of such actions shall have been provided to the Representatives.
(m)     At the Execution Time, the Company shall have furnished to the Representatives Lock-up Agreements from each officer, director, and certain other securityholders of the Company addressed to the Representatives, and such Lock-up Agreements shall be in full force and effect on the Closing Date.
If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date or the applicable settlement date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
The documents required to be delivered by this Section 6 shall be delivered electronically to Davis Polk & Wardwell LLP, counsel for the Underwriters, on the Closing Date or the applicable settlement date.
7.    Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the

Underwriters set forth in Section 6 herein is not satisfied, because of any termination pursuant to Section 11(i) herein or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision herein other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all reasonable and documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter for any such expenses.
8.    Indemnification and Contribution.
(a)    The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages, and liabilities (including, without limitation, any documented legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Disclosure Package, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus, or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the Underwriter Information as defined in Section 8(b) below.
(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Disclosure Package, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show,”

the Prospectus, or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through or on behalf of the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus, road show, or the Prospectus or any amendment or supplement thereto (the “Underwriter Information”), it being understood and agreed that the only such information shall be furnished by any such Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the selling concession amount appearing in the third paragraph under the caption “Underwriters,” the information concerning sales to discretionary accounts appearing in the seventh paragraph under the caption “Underwriters,” and the information concerning stabilization in the sixteenth paragraph under the caption “Underwriters.”
(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel; or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (A) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act; and (B) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such reasonably incurred fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this Section 8(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request; and (y) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (a) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (b) does not include any statement as to any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)    To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, or liabilities referred to therein, then each indemnifying party under such Section, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Securities or (ii) if the allocation provided by Section 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (after deducting underwriting commissions and discounts but before deducting expenses) received by such Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Securities. The relative fault of the Company on the one hand and of the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Securities they have purchased hereunder, and not joint.

(e)    The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(f)    The indemnity and contribution provisions contained in this Section 8 and the representations, warranties, and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement; (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or by or on behalf of the Company, its officers, or directors or any person controlling the Company; and (iii) acceptance of and payment for any of the Securities.
9.    Directed Share Program Indemnification.
(a)    The Company agrees to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act (“Morgan Stanley Entities”) from and against any and all losses, claims, damages, and liabilities (including, without limitation, any legal, or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that arise out of, or are based upon, the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages, or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

(b)    In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 9(a),the Morgan Stanley Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed in writing to the retention of such counsel; or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this Section 9(b), the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (A) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (B) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.
(c)    To the extent the indemnification provided for in Section 9(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages, or liabilities referred to therein, then the Company in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages, or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by Section 9(c)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 9(c)(i) but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage, or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.
(d)    The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(c) above. The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages, and liabilities referred to in the immediately preceding Section 9(c) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(e)    The indemnity and contribution provisions contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement; (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers, or directors or any person controlling the Company; and (iii) acceptance of and payment for any of the Directed Shares.
10.    Default by an Underwriter; Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Underwritten Securities set forth opposite their respective names in Schedule I bears to the aggregate number of Underwritten Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Underwritten Securities and the aggregate number of Underwritten Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Underwritten Securities to be purchased on such date, and arrangements satisfactory to the Representatives, the Company for the purchase of such Underwritten Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the relevant seller shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Disclosure Package, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Option Securities and the aggregate number of Option Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Option Securities to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Option Securities to be sold on such Option Closing Date, or (ii) purchase not less than the number of Option Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
11.    Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Class A Common Stock shall have been suspended by the SEC or the Nasdaq Global Market; (ii) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or minimum prices shall have been established on either of such exchanges; (iii) a banking moratorium shall have been declared either by Federal or New York State authorities; (iv) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services; or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).
12.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers or directors and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 herein, and will survive delivery of and payment for the Securities. The provisions of Sections 7, 8 and 9 herein shall survive the termination or cancellation of this Agreement.
13.    Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Morgan Stanley & Co. LLC at 1585 Broadway, New York, New York 10036, Attention: Investment Banking Division (fax: (212) 507-8999), Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, (fax: (646) 291-1469), and Barclays Capital Inc. at 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (fax: (646) 834-8133); or, if sent to the Company, will be mailed or delivered to Cerebras Systems Inc., 1237 E. Arques Avenue, Sunnyvale, California 94085, Attention: General Counsel.
14.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 herein, and no other person will have any right or obligation hereunder.
15.    Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in Delaware.
16.    Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given.
17.    Recognition of the U.S. Special Resolution Regimes.
(a)     In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this

Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)     In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
As used in this Section 17, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder; and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
18.    No Fiduciary Duty. (a) The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person; (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any; (iii) the Underwriters may have interests that differ from those of the Company; and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.
19.    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter herein.
20.    Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
21.    Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22.    Counterparts. This Agreement may be signed in one or more counterparts, including by facsimile transmission, PDF or other electronic communication (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), each of which shall constitute an original and all of which together shall constitute one and the same agreement.
23.    Headings. The section headings used herein are for convenience only and shall not affect the construction herein.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Cerebras Systems Inc.

By:
Name:
Title:
[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

Morgan Stanley & Co. LLC

By:
Name:
Title:

Citigroup Global Markets Inc.

By:
Name:
Title:

Barclays Capital Inc.

By:
Name:
Title:
For themselves and the other several
Underwriters named in Schedule I to
the foregoing Agreement.
[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased	Number of Option Securities to be Purchased
Morgan Stanley & Co. LLC
Citigroup Global Markets Inc.
Barclays Capital Inc.
UBS Securities LLC
Mizuho Securities USA LLC
TD Securities (USA) LLC
Needham & Company, LLC
Craig-Hallum Capital Group LLC
Wedbush Securities Inc.
Rosenblatt Securities Inc.
Academy Securities, Inc.
Credit Agricole Securities (USA) Inc.
MUFG Securities Americas Inc.
First Citizens Capital Securities, LLC
Total	[●]	[●]
I-1

SCHEDULE II
1.    Schedule of Free Writing Prospectuses included in the Disclosure Package
A.    [●]
2.    Pricing Information:
A.    Underwritten Securities: [●]
B.    Option Securities: [●]
C.    Public offering price $[●] per share
II-1

SCHEDULE III
Schedule of Written Testing-the-Waters Communication
1.    [●]
III-1

EXHIBIT A
FORM OF LOCK-UP AGREEMENT
____________, 2026
Morgan Stanley & Co. LLC
Citigroup Global Markets Inc.
Barclays Capital Inc.
As representatives of the several Underwriters
c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
The undersigned understands that Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Barclays Capital Inc. (collectively, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Cerebras Systems Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of shares (the “Shares”) of the Class A common stock, $0.00001 par value per share (the “Class A Common Stock”), of the Company. The shares of Class B common stock, par value $0.00001 per share, of the Company are herein referred to as “Class B Common Stock,” and the shares of Class N common stock, par value $0.00001 per share, of the Company are herein referred to as “Class N Common Stock.”
To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending upon the earlier of (i) 6:00 a.m. Eastern Time on the second Trading Day (as defined below) immediately following the Company’s release of earnings (which for this purpose shall not include “flash” numbers or preliminary, partial earnings) for the quarterly period ending September 30, 2026 and (ii) 180 days (including such 180th day) after the date of the Underwriting Agreement (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Class A Common Stock (collectively, the “Lock-Up Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise.
Notwithstanding the foregoing, in each case subject to compliance with applicable securities laws, including without limitation Rule 144 and Rule 701, promulgated under the Securities Act of 1933, as amended (the “Securities Act”),
(a)    if the undersigned is a Non-Executive Employee (as defined below), 7.5% of the Eligible Securities (as defined below) owned by the undersigned shall be released from the terms of this agreement (the “Lock-up Agreement”) at 6:00 a.m. Eastern Time on the first Trading Day on which the Class A Common Stock is traded on Nasdaq (as defined below) (the “First Trading Day”);
(b)    if the undersigned is a Non-Executive Employee, 7.5% of the Eligible Securities owned by the undersigned shall be released from the terms of this Lock-up Agreement at 6:00 a.m. Eastern Time on the second Trading Day on which the Class A Common Stock is traded on Nasdaq; provided that the last reported closing price of the Class A Common Stock on Nasdaq on the First Trading Day is at least 33% greater than the initial public offering price per share of the Class A Common Stock (the “Price Trigger Condition”) set forth on the cover page of the prospectus relating to the Public Offering (such final prospectus, the “Prospectus”);
(c)    at 6:00 a.m. Eastern Time on the second Trading Day after the Company publicly announces its earnings (which for this purpose shall not include “flash” numbers or preliminary, partial earnings) for the quarterly period ended March 31, 2026, a number of shares of Class A Common Stock not in excess of the following amounts of shares of Class A Common Stock shall be released from the terms of the Lock-up Agreement:
(i)    15% of the Eligible Securities owned by the undersigned if the undersigned is a Director or Officer;
(ii)    If the Price Trigger Condition is not satisfied, 7.5% of the Eligible Securities owned by the undersigned if the undersigned is a Non-Executive Employee; it being understood that no shares will be released pursuant to this clause (ii) in the event the Price Trigger Condition was satisfied;

(iii)    15% of the Eligible Securities owned by the undersigned if the undersigned is a Non-Employee Holder;
(d)    16.7% of the Eligible Securities owned by the undersigned shall be released from the terms of this Lock-up Agreement at 6:00 a.m. Eastern Time on the second Trading Day after the Company publicly announces its earnings (which for this purpose shall not include “flash” numbers or preliminary, partial earnings) for the quarterly period ending June 30, 2026;
(e)    at 6:00 a.m. Eastern Time on each of the following dates, a number of shares of Class A Common Stock not in excess of 6.7% of the Eligible Securities owned by the undersigned shall be released from the terms of this Lock-up Agreement:
(i)    August 19, 2026;
(ii)    September 2, 2026; and
(iii)    September 16, 2026.
(f)    at 6:00 a.m. Eastern Time on each of the following dates, a number of shares of Class A Common Stock not in excess of 8.9% of the Eligible Securities owned by the undersigned shall be released from the terms of this Lock-up Agreement:
(i)    September 30, 2026;
(ii)    October 14, 2026; and
(iii)    October 28, 2026.
Notwithstanding the foregoing, in addition to, and not by way of limitation of, any transfers by the undersigned that are permitted pursuant to paragraphs (a) to (f) above (the “Early Release Provisions”), the undersigned may transfer the Lock-Up Securities in the following transactions:
(a)    transfer or dispose of the undersigned’s Lock-Up Securities:
(i)    to the Underwriters pursuant to the Underwriting Agreement;
(ii)    (A) as a bona fide gift or gifts (including contributions to a charitable organization or educational institution), or (B) for bona fide estate or tax planning purposes (including contributions to a family foundation);
(iii)    by will, other testamentary document, or intestacy;
(iv)    to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Lock-up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin);
(v)    to a partnership, limited liability company or other entity of which the undersigned and/or the immediate family of the undersigned are the legal and/or beneficial owner of all of the outstanding equity securities or similar interests;
(vi)    to a nominee, custodian or trustee of a person or entity to whom a disposition or transfer would be permissible under clauses (ii) through (v) above;
(vii)    in transactions relating to shares of Class A Common Stock acquired by the undersigned in the Public Offering or in open market transactions after the closing date of the Public Offering;
(viii)    if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act ) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members, partners, shareholders, or other equity-holders of the undersigned;
(ix)    by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, separation agreement or other court order;
(x)    to the Company from a service provider of the Company upon death, disability or termination of services, in each case, of such service provider;
(xi)    to the Company in connection with the vesting, exercise or settlement of options, warrants, restricted stock units (“RSUs”) or other rights to purchase shares of Class A Common Stock, Class B Common Stock or Class N Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, exercise or settlement of such options, warrants, RSUs or rights, provided that any shares of Class A Common Stock, Class B Common Stock or Class N Common Stock received upon such vesting, exercise or settlement shall be subject to the terms of this Lock-up Agreement, and provided further that any such options, warrants, RSUs or rights are held by the undersigned pursuant to (A) an agreement or (B) equity awards granted under an equity incentive plan, stock purchase plan or other equity award plan (each, an “Equity Plan”), each such agreement or Equity Plan which is described in the Prospectus;
(xii)    in connection with the sale or other transfer of the undersigned’s shares of Class A Common Stock to satisfy any tax obligations or payments due as a result of (A) the exercise of stock options or (B) the settlement of RSUs (other than IPO RSUs) pursuant to awards granted under an Equity Plan described in the Prospectus, provided that, in each case, any remaining shares of Class A Common Stock or Class B Common Stock received upon such exercise or settlement shall remain subject to the terms of this Lock-up Agreement;
(xiii)    the conversion of shares of outstanding Class B Common Stock, Class N Common Stock or preferred stock into Class A Common Stock or Class N Common Stock, provided that any such shares of Class A Common Stock or Class B Common Stock received upon such conversion shall be subject to the terms of this Lock-up Agreement; or
(xiv)    pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Lock-up Agreement.
provided that (A) in the case of any transfer, distribution or other disposition pursuant to clauses (a)(ii), (iii), (iv), (v), (vi), (viii) and (ix), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the Representatives a Lock-up Agreement; (B) in the case of any transfer, distribution, or other disposition pursuant to clauses (a)(vii) and (viii), no filing by any party (devisee, transferor, transferee, distributer or distributee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer, disposition or distribution (other than a filing on a Form 5 or pursuant to Section 13 of the Exchange Act); and (C) in the case of any transfer or distribution pursuant to clauses (a)(ii), (iii), (iv), (v), (vi), (ix), (x), (xi) and (xii) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Class A Common Stock in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;
(b)    exercise options, settle RSUs or other equity awards or exercise warrants granted pursuant to Equity Plans or agreements described in the Prospectus; provided that any shares of Class A Common Stock or Class B Common Stock received upon such vesting, exercise or settlement shall be subject to the terms of this Lock-up Agreement;
(c)    establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”), or amend an existing 10b5-1 Plan, for the transfer or disposition of Lock-Up Securities; provided that no sales shall be made pursuant to such 10b5-1 Plan in contravention of this Lock-up Agreement.
If the undersigned is a Director or Officer, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the Public Offering.
For purposes of this Lock-up Agreement:
•“Director or Officer” shall mean any director or “officer” of the Company (as defined in Rule 16a-1(f) under the Exchange Act)), including any person who becomes a director or “officer” during the Restricted Period.
•“Eligible Securities” shall mean vested shares of Class A Common Stock and securities directly or indirectly convertible into or exchangeable or exercisable for Class A Common Stock held by the Directors and Officers, Non-Executive Employees and Non-Employee Holders as of April 30, 2026. Eligible Securities also include equity awards (including stock options and RSUs) granted prior to April 30, 2026 to Directors and Officers and Non-Executive Employees for which the service-based vesting condition will be satisfied as of November 9, 2026.
•“Nasdaq” shall mean the Nasdaq Stock Market LLC.
•“Non-Executive Employee” shall mean any employee of the Company as of March 31, 2026, other than any Director or Officer.
•“Non-Employee Holder” shall mean any other holders of the Company’s capital stock, and securities convertible into or exercisable or exchangeable for shares of the Company’s capital stock, other than any Director or Officer or Non-Executive Employee.
•“IPO RSUs” shall mean RSUs that vest and settle immediately upon the completion of the Public Offering.

•“Trading Day” shall mean a day on which the New York Stock Exchange and Nasdaq are open for the buying and selling of securities.
If the undersigned is a Director or Officer, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Class A Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such Director or Officer shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.
The undersigned understands that the Company and the Underwriters are relying upon this Lock-up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
This Lock-up Agreement shall automatically terminate, and the undersigned will be released from all of his, her or its obligations hereunder, upon the earliest to occur, if any, of (a) the date that the Company advises the Representatives, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (b) the date that the Company withdraws the registration statement related to the Public Offering before the execution of the Underwriting Agreement, (c) if the Underwriting Agreement is executed but terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the shares of Class A Common Stock to be sold thereunder, the date that the Underwriting Agreement is terminated, or (d) June 30, 2026 if the Underwriting Agreement has not been signed by such date.
This Lock-up Agreement may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.
Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.
This Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of New York.
[Remainder of page intentionally left blank]

Yours very truly,

IF AN INDIVIDUAL:	IF AN ENTITY:

(duly authorized signature)	(please print complete name of entity)

Name:	By:
(please print full name)	(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)
Address:	Address:

E-mail:	E-mail:

[Form of Press Release]	EXHIBIT B
Cerebras Systems Inc.
[insert date]
Cerebras Systems Inc. (the “Company”) announced today that Morgan Stanley & Co. LLC, Citigroup Global Markets Inc, and Barclays Capital Inc. the lead book-running managers in the public sale by the Company of [●] shares of the Company’s Class A common stock, are [waiving] [releasing] a lock-up restriction with respect to [●] shares of the Company’s Class A common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [●], 20__, and the shares may be sold on or after such date.
This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.
B-1